Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Peter D. Nash
630-955-4830
Calamos Asset Management, Inc. Reports Third Quarter 2007 Results,
Announces Share Repurchase Program
•	Revenues of $118.5 million for the quarter were unchanged year over year

•	Net income was $7.1 million versus $8.0 million in the third quarter of 2006

•	Diluted earnings per share were $0.32 versus $0.34 for the third quarter of 2006

•	The Board approved a new share repurchase program

•	Regular quarterly dividend of $0.11 per share declared
          NAPERVILLE, Ill., October 23, 2007 — Calamos Asset Management, Inc. (NASDAQ: CLMS), a diversified investment firm offering equity, fixed income, convertible and alternative investment strategies, today reported results for the third quarter of 2007.
Third Quarter Business Highlights
          Calamos Asset Management completed a private debt offering totaling $375 million in aggregate principal senior unsecured notes with a current year weighted average interest rate of 6.46%. Calamos intends to use the net proceeds of the July 2007 offering to develop and invest in its products, including new and existing mutual funds and alternative investment products, and for general corporate purposes.
          In August, the company repurchased 1,212,200 shares, representing 5.4% of its outstanding Class A shares, at an aggregate cost of approximately $29.2 million. This completed the share repurchase program approved in October 2006 in which the company was authorized to purchase up to two million of its Class A common shares. Further, in October 2007, the Board of Directors authorized the repurchase of up to two million additional shares of the company’s outstanding Class A common shares. The program was implemented to continue to enhance shareholder value and offset share issuances under the company’s incentive compensation plan.
          In September, the Calamos Global Dynamic Income Fund (NYSE: CHW), a closed-end fund, issued $350 million in preferred shares, increasing the Fund’s assets under management to over $1.2 billion. Calamos now has eight funds each with more than $1 billion in assets under management.
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CALAMOS ASSET MANAGEMENT, INC.

          The Board of Directors declared a regular quarterly dividend of $0.11 per share, payable on November 28, 2007 to shareholders of record on November 13, 2007.
          “Following the momentum built in the first half of the year, we’ve continued to position the company for growth by strengthening our balance sheet and increasing our ability to capitalize on market opportunities as they arise,” said John P. Calamos, Sr., Chairman and Chief Executive Officer. “We believe this additional flexibility and the new share repurchase program will help us enhance shareholder value in the future,” he added.
Third Quarter Results
          Assets under management as of September 30, 2007 rose almost 7% to $46.7 billion from $43.8 billion at the previous quarter’s end. Of the $2.9 billion increase, $2.6 billion was due to market appreciation. Net purchases of $374 million during the third quarter included $350 million raised with the issuance of preferred shares for the Calamos Global Dynamic Income Fund (CHW), a closed-end fund, which was initially launched in June 2007. Average assets under management were $44.2 billion during the third quarter of 2007, compared to $44.4 billion for the same period one year ago.
          Third quarter 2007 revenues were $118.5 million, equal with the third quarter of 2006 as higher closed-end fund management fee revenue was offset by slightly lower average assets under management. Operating expenses were $69.0 million, a 12% increase from $61.9 million in the prior-year quarter. The increase in operating expenses was mainly due to an increase in employee compensation and benefits expenses, which reflected staff additions in the investment management, information services and sales and marketing functions.
          Operating income was $49.4 million for the third quarter of 2007, compared with $56.6 million for the same period a year ago. Operating margin was 41.7% for the third quarter of 2007 and 47.8% for the year-earlier period. Total other income, net for the third quarter of 2007, was $3.3 million, an increase of $2.5 million from the same period a year ago. The increase was largely due to appreciation in the market value of partnership securities. Those gains were partially offset by a $5.3 million increase in interest expense related to the private debt offering that closed on July 13th, 2007.
          Net income for the third quarter of 2007, representing approximately 22% of the operating company’s results, was $7.1 million, compared with $8.0 million reported for the third quarter 2006. Diluted earnings per share were $0.32 for the third quarter versus $0.34 for the year-earlier period.
Year-to-Date Results
          Assets under management at September 30, 2007 increased approximately $2.0 billion from December 31, 2006 as market appreciation of $5.6 billion was offset by net redemptions of $3.6 billion. Average assets under management were $44.1 billion for the nine months ended September 30, 2007, compared to $45.8 billion for the same period in 2006.
          Calamos reported revenues of $349.0 million for the first nine months of 2007, a 4% decrease from $363.5 million for the same period in 2006, as higher closed-end fund management fees were offset by a 4% decline in average assets under management. Operating
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CALAMOS ASSET MANAGEMENT, INC.

expenses were $228.4 million, a 21% increase from $188.3 million for the same period a year ago. Operating expenses for the 2007 year-to-date period were significantly impacted by $26.4 million of one-time marketing and sales promotion expenses recorded in the second quarter of 2007, as described below. In addition, the operating expenses were impacted by higher employee compensation and benefits expenses, which reflected staff additions in the investment management, information services and sales and marketing functions.
          Operating income was $120.5 million for the first nine months of 2007, versus $175.2 million for the first three quarters of 2006. Operating margin was 34.5% for the first nine months of 2007 and 48.2% for the year-earlier period. Total other income, net for the nine months ended September 30, 2007, was $12.3 million, an increase of $7.4 million from the same period a year ago. The increase was largely due to appreciation in the market value of partnership securities. Net income was $18.5 million for the first nine months of 2007, versus $25.1 million for the first three quarters of 2006. Diluted earnings per share were $0.79 per share for the first nine months of 2007, compared with $1.07 per share for the prior period of 2006.
Year-to-Date Results, As Adjusted
          When evaluating the company’s operations, management adjusts operating expenses, operating income, net income and diluted earnings per share to exclude the adverse effect of two one-time marketing and sales promotion expenses recorded in the second quarter of 2007 and related to its closed-end fund business, as presented in Table A, because these expenses are not expected to recur. However, adjusted results are not, and should not be construed as, a substitute for results computed in accordance with accounting principles generally accepted in the United States (GAAP).
•	Calamos incurred a one-time expense of $19.5 million, or $0.12 per diluted share, by terminating its remaining two agreements that required Calamos to make recurring payments of approximately $2.6 million annually based on the assets of two Calamos closed-end funds. Terminating these agreements is expected to have a positive after-tax impact of approximately $0.015 per diluted share annually.
•	Calamos incurred $6.9 million, or $0.04 per diluted share, in one-time aggregate structuring fees related to its CHW closed-end fund offering in the second quarter.
          For the nine months ended September 30, 2007, operating expenses, as adjusted, were $202.0 million, a 7% increase from $188.3 million in the same period in 2006. Operating income, as adjusted, was $146.9 million versus $175.2 million for the first nine months of 2006. Operating margin, as adjusted, was 42.1%, compared with 48.2% for the year-earlier period. Net income, as adjusted, was $22.0 million for the first three quarters of 2007 versus $25.1 million for the first three quarters of 2006. Diluted earnings per share, as adjusted, were $0.95 per share for the first nine months of 2007, compared with $1.07 per share for the first nine months of 2006.
          Management will hold an investor conference call at 5 p.m. Eastern time on Tuesday, October 23. To access the live call and view management’s presentation, click on the Investor Relations tab at www.calamos.com. Alternatively, participants may listen to the live call by dialing 800-374-2572 (706-679-3532 outside the U.S.). Management’s presentation and a replay of the call will be available until November 23rd by clicking on the Investor Relations tab at www.calamos.com. Until the end of the day on November 23rd, an audio replay will be
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CALAMOS ASSET MANAGEMENT, INC.

available by dialing 800-642-1687 (706-645-9291 outside the U.S.) and entering conference ID number 4588259.
          Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified investment firm offering equity, fixed income, convertible and alternative investment strategies, among others. The firm serves institutions and individuals via separately managed accounts and a family of open-end and closed-end funds, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit www.calamos.com.
          From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in the company’s annual and quarterly reports filed with the U.S. Securities and Exchange Commission.
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Calamos Asset Management, Inc.
Unaudited Consolidated Condensed Statements of Operations
(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues:
Investment management fees	$82,209	$80,718	$238,997	$246,525
Distribution and underwriting fees	35,252	36,840	106,993	113,977
Other	1,023	989	2,961	3,016

Total revenues	118,484	118,547	348,951	363,518
Expenses:
Employee compensation and benefits	22,912	17,203	66,190	54,496
Distribution and underwriting expense	26,246	24,509	76,469	75,338
Amortization of deferred sales commissions	6,064	8,645	21,220	24,508
Marketing and sales promotion	3,861	3,602	37,074	11,312
General and administrative	9,962	7,950	27,472	22,654

Total operating expenses	69,045	61,909	228,425	188,308

Operating income	49,439	56,638	120,526	175,210
Total other income (expense), net	3,307	804	12,297	4,899

Income before minority interest in Calamos Holdings LLC and income taxes	52,746	57,442	132,823	180,109
Minority interest in Calamos Holdings LLC	40,863	44,032	101,938	138,141

Income before income taxes	11,883	13,410	30,885	41,968
Income taxes	4,756	5,369	12,419	16,821

Net income	$7,127	$8,041	$18,466	$25,147

Earnings per share, basic	$0.33	$0.35	$0.81	$1.09

Weighted average shares outstanding, basic	21,851,112	23,161,998	22,668,669	23,161,998

Calculation of earnings per share, diluted, assuming exchange of membership units:
Income before minority interest in Calamos Holdings LLC and income taxes	$52,746	$57,442	$132,823	$180,109
Impact of income taxes	21,109	23,000	53,408	72,188

Earnings available to common shareholders	31,637	34,442	79,415	107,921

Earnings per share, diluted	$0.32	$0.34	$0.79	$1.07

Weighted average shares outstanding, Diluted	99,320,380	100,757,758	100,093,296	100,778,115

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Calamos Asset Management, Inc.
Assets Under Management
(in millions)

	Quarter Ended September 30,		Change
	2007	2006	Amount	Percent

Mutual Funds
Beginning assets under management	$33,286	$34,217	$(931)	3%
Net purchases (redemptions)	511	(649)	1,160	NM
Market appreciation	1,880	10	1,870	NM

Ending assets under management	35,677	33,578	2,099	6

Average assets under management	33,572	33,150	422	1

Separate Accounts
Beginning assets under management	10,525	11,595	(1,070)	9
Net redemptions	(137)	(382)	245	NM
Market appreciation	681	18	663	NM

Ending assets under management	11,069	11,231	(162)	1

Average assets under management	10,639	11,267	(628)	6

Total Assets Under Management
Beginning assets under management	43,811	45,812	(2,001)	4
Net purchases (redemptions)	374	(1,031)	1,405	NM
Market appreciation	2,561	28	2,533	NM

Ending assets under management	46,746	44,809	1,937	4

Average assets under management	$44,211	$44,417	$(206)	0%

	At September 30,		Change
	2007	2006	Amount	Percent

Mutual Funds
Open-end funds	$28,000	$27,338	$662	2%
Closed-end funds	7,677	6,240	1,437	23

Total mutual funds	35,677	33,578	2,099	6

Separate Accounts
Institutional accounts	4,896	5,303	(407)	8
Managed accounts	6,028	5,835	193	3
Alternative investments	145	93	52	56

Total separate accounts	11,069	11,231	(162)	1

Ending assets under management	$46,746	$44,809	$1,937	4%

	At September 30,		Change
	2007	2006	Amount	Percent

Assets by Strategy
Equity	$22,599	$23,543	$(944)	4%
Balanced	14,420	12,313	2,107	17
Convertible	4,723	5,154	(431)	8
High Yield	2,925	2,922	3	0
Alternative	1,646	877	769	88
Money Market	395	—	395	NM
Fixed Income	38	—	38	NM

Ending assets under management	$46,746	$44,809	$1,937	4%

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CALAMOS ASSET MANAGEMENT, INC.

Table A
Calamos Asset Management, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
          This earnings release announcing results of operations for the nine months ended September 30, 2007 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:
•	Operating expense, as adjusted

•	Operating income, as adjusted

•	Net income, as adjusted

•	Diluted earnings per share, as adjusted
          In evaluating operating performance, management considers operating expense, operating income, net income and diluted earnings per share, each calculated in accordance with GAAP, as well as each item on an as-adjusted basis, which constitute non-GAAP financial measures. Items presented on an as-adjusted basis exclude the impact of terminating the two closed-end fund additional compensation agreements and the CHW closed-end fund structuring fees. As these items incurred in the second quarter of 2007 are not expected to recur, management believes that excluding these items better enables it to evaluate the company’s operating performance relative to prior periods. Management considers these non-GAAP financial measures when evaluating the company’s performance and believes the presentation of these amounts provides the reader with information necessary to analyze the company’s operations for the periods compared.
          The following table provides a reconciliation of non-GAAP financial measures to the most directly comparable financial measures under GAAP for the nine months ended September 30, 2007 and 2006 (in thousands, except per share data):

	Nine Months Ended
	September 30,
	2007	2006

Operating expenses	$228,425	$188,308
Termination of closed-end fund compensation agreements	19,500	—
Closed-end fund structuring fees	6,904	—

Operating expenses, as adjusted	$202,021	$188,308

Operating income	$120,526	$175,210
Termination of closed-end fund compensation agreements	19,500	—
Closed-end fund structuring fees	6,904	—

Operating income, as adjusted	$146,930	$175,210

Net income	$18,466	$25,147
Termination of closed-end fund compensation agreements	2,634	—
Closed-end fund structuring fees	933	—

Net income, as adjusted	$22,033	$25,147

Diluted earnings per share	$0.79	$1.07
Termination of closed-end fund compensation agreements	0.12	—
Closed-end fund structuring fees	0.04	—

Diluted earnings per share, as adjusted	$0.95	$1.07

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